UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 1, 2008

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
August 1, 2008
Section 5 — Corporate Governance and Management
Item 5.02(e) Compensatory Arrangements of Certain Officers
     Cambrex Corporation (Cambrex or the Company) is reporting under Item 5.02(e) that on July 28, 2008 the Board of Directors of Cambrex upon recommendation of the Compensation Committee of the Board approved an amendment to the Company’s Supplemental Executive Retirement Plan (SERP) covering certain officers, including the Company’s principal executive officer and certain named executive officers (Participants). The American Jobs Creation Act of 2004 (Section 409A of the Internal Revenue Code) requires that payments pursuant to a non-qualified, supplemental retirement plan be delinked from payments under a qualified pension plan. The Cambrex Board of Directors, on the recommendation of its Compensation Committee, at a meeting held on July 28, 2008, amended the Cambrex SERP (see Cambrex Proxy Statement in connection with the Company’s 2008 Annual Meeting of Shareholders), such amendment being effective on December 31, 2008, to provide that payments to Participants in the SERP, including named executive officers James A. Mack, Steven M. Klosk and Peter E. Thauer, shall be made in ten approximately equal installments starting in 2009 and continuing for the next nine years. Additional service accruals under the Company’s qualified pension plan and SERP were suspended on August 31, 2007. Payments to participants not including any Named Executive Officer with an account balance of less than $10,000 shall be cashed out in full in early 2009. An additional amendment to the SERP provides that on a change in control of the Company any remaining account balance shall be immediately be paid to the participant. The amendment will not have a significant impact on the Company’s operating results or cash flows in the current or future years.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: August 1, 2008	By:	/s/ Peter E. Thauer
		Name:	Peter E. Thauer
		Title:	Senior Vice President, General Counsel and Corporate Secretary